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                                                                  EXHIBIT 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on Form S-3 and the related Prospectus of Wells Fargo & Company ("the Company"), relating to the registration of $10,000,000,000 of various debt and equity securities, of our report, dated January 19, 1999, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the Company's December 31, 1998 Annual Report on Form 10-K, and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectus.

                                                /s/ KPMG LLP

San Francisco, California
May 26, 1999